LEGG MASON PARTNERS INVESTMENT FUNDS, INC.

ARTICLES OF AMENDMENT


   	Legg Mason Partners Investment Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

        FIRST:	The charter (the "Charter") of the
Corporation is hereby amended so that the shares of Class Y Common Stock of Legg Mason Partners Government Securities Fund, Legg Mason Partners Hansberger Global Value Fund, Legg Mason Partners Investment Grade Bond Fund, Legg Mason Partners Multiple Discipline Funds All Cap and International fund, Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund, Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value fund, Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value fund, Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value fund, Legg Mason Partners Real Return Strategy Fund, Legg Mason Partners Small Cap Growth Fund and Legg Mason Partners Small Cap Value Fund are re-designated as shares of Class I Common Stock of Legg Mason Partners Government Securities Fund, Legg Mason Partners Hansberger Global Value Fund, Legg Mason Partners Investment Grade Bond Fund, Legg Mason Partners Multiple Discipline Funds All Cap and International fund, Legg Mason Partners Multiple Discipline Funds All Cap Growth and Value fund, Legg Mason Partners Multiple Discipline Funds Balanced All Cap Growth and Value fund, Legg Mason Partners Multiple Discipline Funds Global All Cap Growth and Value fund, Legg Mason Partners Multiple Discipline Funds Large Cap Growth and Value fund, Legg Mason Partners Real Return Strategy Fund, Legg Mason Partners Small Cap Growth Fund and Legg Mason Partners Small Cap Value Fund, respectively.

	SECOND:	The amendment set forth in these Articles of
Amendment was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

	THIRD: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on November
20, 2006.

	FOURTH:	The undersigned Chairman, President and
Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.




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         IN WITNESS WHEREOF, the Corporation has caused these
Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this ____ day of November, 2006.

ATTEST:	LEGG MASON PARTNERS
INVESTMENT FUNDS, INC.



_______________________
	By:__________________________
Thomas C. Mandia				   R. Jay Gerken
Assistant Secretary				   Chairman,
President and Chief
						   Executive Officer